Exhibit 4.1




                       CERTIFICATE OF TRUST
                                OF
           GREAT-WEST LIFE & ANNUITY INSURANCE CAPITAL I

      THIS CERTIFICATE OF TRUST of Great-West Life & Annuity Insurance Capital I (the "Trust"), dated as of September 25, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. section. 3801, et.
seq.).

      (i) Name. The name of the business trust being formed hereby is Great-West Life & Annuity Insurance Capital I.

      (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delware are The Bank of New
York (Delaware), White Clay Center, Route 273, Newark, Delaware
19711.

      (iii) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, have executed this Certificate of Trust as of the date first above written.

                               THE BANK OF NEW YORK, as trustee


                               By:  /s/ Remo J. Reale
                                    -----------------
                                    Name: Remo J. Reale
                                    Title:   Assistant Vice President

                               The BANK OF NEW YORK (DELAWARE), as
                                    trustee


                               By:  /s/ Mary Jane Morrissey
                                    -----------------------
                                    Name: Mary Jane Morrissey
                                    Title:   Authorized Signatory



                                   /s/ Mitchell T.G. Graye
                                   -----------------------
                                   Mitchell T.G. Graye, as trustee